Exhibit 10.38

FINE DAY HOLDINGS LIMITED

a British Virgin Islands company

c/o Stephan, Oringher, Richman & Theodora

2029 Century Park East, Sixth Floor

Los Angeles, California 90067 (“Newco”)

September 1, 2005 (Hong Kong Time)

Cellstar International Corporation/Asia

1730 Briercroft Court, Carrollton,

Texas, U.S.A. 75006

(“CICA”)

Re: Amended and Restated Stock Purchase Agreement between CICA and Newco dated August 24, 2005 (“SPA”)

Dear Sirs:

Capitalised terms used in this side letter shall have the same meaning given to them in the SPA, unless the context requires otherwise.

We hereby request your agreement to extend the deadline for the Closing to 9 September, 2005 on the condition that:

(a) we shall pay or procure to be paid to you the total consideration of Twelve Million Dollars (US$12,000,000) according to the following schedule:

(i)	on 2 September 2005, payment of One Million Dollars (US$1,000,000) by way of release of the Escrow Deposit by signing an attached copy of the joint statement;

(ii)	on 2 September 2005, payment of Four Million Dollars (US$4,000,000) in cash via wire transfer to an account designated by CICA, details of which are attached;

(iii)	on or before 9 September 2005, payment of One Million Dollars (US$1,000,000) in cash via wire transfer to an account designated by CICA; and

(iv)	on or before 9 September 2005, delivery of the Note in the principal amount of Six Million Dollars (US$6,000,000) in the attached form;

and Closing shall occur on the first date on which all of (i), (ii), (iii) and (iv) above have been satisfied.

(b) CICA shall delay taking any legal action against all current and former employees of the Company and Shanghai CellStar for a period of sixty (60) days following Closing and shall execute any mutual release executed by a current or former employee of the Company or Shanghai CellStar in the form attached to the SPA as Exhibit F within this 60 day period PROVIDED THAT CICA shall not be obliged to execute those mutual releases executed by those current or former employees of the Company or Shanghai CellStar in respect of whom CICA has evidence showing that any representation made by him or her in Clause 3 of the mutual release may be false.

This side letter supersedes any contrary provisions in the SPA; in particular, paragraph (b) above supersedes Clause 8 of the SPA in its entirety.

Please sign below to indicate your agreement to the above.

Fine Day Holdings Limited

By:	/s/ An-Hsien Horng
As its authorized representative

Agreed to and accepted by:

CellStar International Corporation/Asia

By: /s/ Elaine Flud Rodriguez

Elaine Flud Rodriguez

Sr. Vice President